Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	VPC Impact Acquisition Holdings Sponsor, LLC

Address of Joint Filer:	c/o Victory Park Capital Advisors, LLC
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:	Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:	Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):	12/04/2023

Name of Joint Filer:	Richard N. Levy

Address of Joint Filer:	c/o Victory Park Capital Advisors, LLC
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:	Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:	Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):	12/04/2023